This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 (the "Act") and if registered or qualified in every applicable state or other jurisdiction, or if the Company has recieved the favorable opinion of counsel to the Holder, which opinion and counsel shall be satisfactory to the counsel to the Company, to the effect that such registration or qualification of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation.

                                MICROFRAME, INC.

                                [CLASS A WARRANT]

                                [CLASS B WARRANT]

                           DATED: as of _____________

Number of Shares:

Holder:

Address:

_____________________________________


THIS CERTIFIES THAT the Holder is entitled to purchase from MicroFrame, Inc., a New Jersey corporation (hereinafter called the "Company"), at [$1.50 per share for Class A] [$2.00 per share for Class B] the number of shares of the Company's common stock set forth above ("Common Stock").

1. (a) All rights granted under this Warrant shall expire at 5:00 p.m., New York City time, on [the fourth anniversary of the date of grant], and no such shares of Common Stock may be acquired under this Warrant from and after such date.

2. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Act and registered and qualified in every applicable state or other jurisdiction or it the Company has received the favorable opinion of counsel to the holder, which opinion and counsel shall be satisfactory to counsel to the Company, to the effect that registration of the Warrant or the Underlying Shares and registration and qualification in every applicable state is not necessary in connection with such transfer, sale, assignment or hypothecation. The Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply. The restriction on transfer contained in this Section shall apply to all successive transfers.

3. The Common Stock underlying this Warrant is entitled to registration rights under a separate agreement with Holder.

4.   Any permitted assignment of this Warrant shall be effected by the Holder by
(i) executing an appropriate form of assignment; (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of the counsel referred to above; and (iii) unless in connection with an effective registration statement which covers the sale of this Warrant (it being understood that no registration rights have been granted for the sale of this Warrant, as distinguished from the sale of the Shares underlying this Warrant) and or the Shares underlying the Warrant, delivery to the Company of the statement by the Holder (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by the Holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Warrant surrendered. Such Warrants shall be exercisable immediately upon any such assignment of the number of Warrants assigned.

5. The term "Holder" should be deemed to include any transferee Holder of this Warrant.

6. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the Holder thereof.

7. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

8. In the event that while this Warrant is outstanding, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another Corporation through reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had he owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

9. The rights represented by this Warrant may be exercised at any time within the period above specified by (i) surrender of this Warrant (with the purchase for at the end hereof properly execute) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such Shares are bing acquired by the Holder for investment and not with a view to their distribution or resale.

     The certificates for the Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days after all requisite documentation has been provided, after the rights represented by this Warrant shall have been so exercised, and shall bear a restrictive legend with respect to any applicable securities laws.

10. This Warrant shall be governed by and construed in accordance with the local laws of the State of New Jersey. The New Jersey courts shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances well as other remedies.

     IN WITNESS WHEREOF, MicroFrame, Inc. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and to be dated as of the date set forth above.

                                            MICROFRAME, INC.


                                            By: ______________________________

                                  PURCHASE FORM

                  (To be signed only upon exercise of Warrant)

     The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _____ shares of no par value Common Stock and herewith make payment of $__________ thereof, and requests that the certificates for shares of Common Stock be issued in the name(s) of, and delivered to _____________ whose address(es) is (are) __________________________________________________________.


Dated: ________________, 19___

                                             ______________________________

                                             ______________________________
                                               Address

                                  TRANSFER FORM

                (To be signed only upon transfer of the Warrant)

     For value recieved, the undersigned hereby sells, assigns, and transfers unto ______________ the right to purchase shares of Common Stock represented by the foregoing Warrant to the extent of __________ shares of Common Stock, and appoints ___________________________ attorney to transfer such rights on the books of __________________________, with full power of substitution in the premises.

Dated: ________________, 19___

                                             ______________________________
                                               Holder

                                             ______________________________
                                               Address

                                                             In the presence of: